UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 2, 2010

LEXICON UNITED INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-33131	06-1625312
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4500 Steiner Ranch Blvd., Suite 1708, Austin, TX		78732
(Address of principal executive offices)		(Zip Code)

(512) 266-3507
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2010, Lexicon United Incorporated (the “Company”) executed an Agreement and Plan of Merger (“Merger Agreement”) with Pathworks PCO of Florida, Inc. (“Pathworks-Florida”) and Lexicon Acquisition, Inc., a wholly-owned subsidiary of the Company, wherein the Company and Pathworks-Florida agreed to enter into a business combination transaction pursuant to which Pathworks-Florida will become a wholly-owned subsidiary of the Company.

Pathworks-Florida’s controlling shareholder, Pathworks Corporation (“Pathworks”), is engaged in the business of development, installation and operation of fiber optic telecommunications delivery systems for multi-family residential units. Pathworks is a party to a Master Agreement (the “Master Agreement”) with CenturyTel Services Group, LLC (“CenturyLink”), pursuant to which, Pathworks, has exclusive rights with respect to tariffs applicable services to be provided in certain identified markets.  Pathworks acts as agent for various homeowners associations and other residential organizations and, pursuant to the Master Agreement, has agreed to procure various bulk services and Premium Services from CenturyLink and to provide certain customer care and billing services to end users.  Under the terms of the Master Agreement, Pathworks has exclusive rights to deliver services under these tariffs for a period of 15 years in the markets (including the State of Florida) designated in the Master Agreement.  Pathworks has further committed to deploy fiberoptic networks and provide content to its customer base with all markets serviced by Century-Link.

In furtherance of its performance under the Master Agreement, Pathworks has agreed to assign certain of its rights and responsibilities under the Master Agreement to Pathworks-Florida.  In exchange, Pathworks-Florida intends to enter into a royalty agreement with Pathworks whereby Pathworks-Florida would pay Pathworks a royalty for the first five years of service provided to Pathworks-Florida customers and thereafter such service would continue to be provided by Pathworks-Florida on a royalty-free basis

Pursuant to the terms of the Merger Agreement, at the Closing, Pathworks shareholders will exchange all of their issued and outstanding Pathworks stock for an aggregate number of shares of the Company’s common stock equal to forty-seven percent (47%) of the pro-forma, fully-diluted shares of the Company’s common stock immediately following the Closing.  The Merger Agreement further provides that the Closing of the transaction will take place within two (2) days following the satisfaction of all conditions set forth in the Merger Agreement, but not later than October 31, 2010.  Completion of the merger transaction is subject to the satisfaction of certain terms and conditions including, but not limited to, Pathworks-Florida shareholder approval, board of directors approval by all transaction participants, execution of certain additional agreements between Pathworks-Florida and Pathworks, execution of an agreement with the parent of one of Pathworks-Florida’s shareholders and completion of due diligence to satisfaction of all parties.

At the Closing, James A. Grimwade, a shareholder of Pathworks-Florida, will be appointed to the board of directors of the Company.  In addition, at the Closing, the Company will enter into new employment contracts with Joshua M. Henschell and David A. Nickerson, who are currently affiliated with Pathworks-Florida on terms to be determined.

Item 9.01.   Financial Statements and Exhibits.
(d)	The following exhibits are furnished herewith:

10.1   Agreement and Plan of Merger by and among Pathworks PCO of Florida, Inc., Lexicon United Incorporated and Lexicon Acquisition, Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXICON UNITED INCORPORATED
Registrant

August 4, 2010	By: /s/ Elie Saltoun
Elie Saltoun
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger by and among Pathworks PCO of Florida, Inc., Lexicon United Incorporated and Lexicon Acquisition, Inc.